UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2006

AT&T Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2006, the Board of Directors of AT&T Inc. (AT&T) amended the Bylaws of AT&T. Sections 6, 7 and 8 of Article 1 of the Bylaws were amended to provide for Directors to be elected by majority vote of stockholders, to modify the advance notice requirements for stockholders submitting Director nominations or proposals, and to make certain minor wording clarifications.

The amendment provides that in an uncontested election (where the number of nominees for Directors does not exceed the number of seats up for election), stockholders may vote for or against the election of a particular Director. If a nominee fails to receive a majority of the votes cast (ignoring abstentions), the nominee will not be elected. If an incumbent Director is not re-elected, the Director must tender his or her resignation, and the Board has 90 days from the date of the certification of the election results to accept or reject the resignation and to publicly disclose its decision and the reasons for its decision. In the event the number of nominees exceeds the number of seats up for election, the Directors will be elected by a plurality of the votes cast.

The amendment also provides that stockholders must submit Director nominations or stockholder proposals 90 to 120 days in advance of the annual stockholders' meeting; proposals submitted in accordance with SEC deadlines for inclusion in the proxy statement will also be timely for purposes of the Bylaws.

The preceding discussion of the Company's amended Bylaws is qualified in its entirety by the text of the Bylaws, which is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Bylaws that existed prior to the amendment is included as Exhibit 3-b to AT&T Inc.'s Form 10-Q filed with the SEC on May 6, 2005, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

Exhibit No.	Description

3-a	Bylaws amended November 17, 2006.

3-b	Bylaws restated April 29, 2005 (Exhibit 3-b to Form 10-Q filed on May 6, 2005).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	AT&T Inc.

By:	/s/ John J. Stephens

John J. Stephens

Senior Vice President and Controller